SEPARATION AGREEMENT, RELEASE
                          -----------------------------
                            AND CONSULTING AGREEMENT
                            ------------------------


     WHEREAS, David J. Rynne ("Rynne") desires to voluntarily resign from his employment with Tandem Computers Incorporated ("Tandem"); and

     WHEREAS, the parties wish to effectuate an orderly transition for Tandem and Rynne;

     THEREFORE, the parties have agreed upon the following schedule of events, rights and obligations:

     1. Rynne has resigned from his employment with Tandem effective January 31, 1997 (the "Resignation Date").

     2. Rynne shall be paid for all accrued and unused vacation as of the Resignation Date. Rynne shall continue to be covered under Tandem's health insurance plan through the Resignation Date, and at that time, shall have the right to continue such coverage, at his own expense, under the Company's health insurance as provided by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). Except as expressly provided herein, Rynne shall not be entitled to any compensation, benefit coverage or other perquisites of employment.

     3. In connection with the stock option agreements pursuant to which Rynne was granted a non-qualified option to purchase shares of Tandem Common Stock under the 1989 Stock Plan of Tandem ("the Plan"), the Compensation/Option Committee of the Board of Directors of Tandem has interpreted the Plan and Rynne's stock option agreements to provide that Rynne's performance under the terms of this Consulting Agreement shall toll or delay the beginning of the 30-day period during which Rynne must exercise the options following termination of employment or consultancy.

     4. In consideration of the undertakings described in this Agreement, which exceed that to which Rynne is otherwise entitled, Rynne relinquishes all rights to the options listed in Exhibit "A" attached hereto and incorporated herein to which Rynne would otherwise have been entitled in exchange for the rights described in this Agreement. Rynne's other options shall remain outstanding and will be subject to the terms of this Agreement.

     5. In order to resolve any potential claims by Rynne arising from his employment with Tandem and to effectuate an orderly transition, Tandem wishes to retain the consulting services of Rynne for a twelve-month period ("Consulting Period") following the Resignation Date. During the Consulting Period, Rynne shall be available for consultation to Tandem for up to ten (10) hours per month, upon reasonable notice, in order to provide assistance with customer relations, financial issues, special projects, or other work as may be reasonably assigned. In consideration for the consulting services, and the general release provided by

Rynne, Rynne's stock options shall continue to vest during the Consulting Period in the same manner as if he were employed by Tandem, and Rynne's performance under this Consulting Agreement shall toll or delay the beginning of the 30-day period during which Rynne must exercise the options following the termination of employment. The Consulting Period may not be terminated prior to January 1, 1998, except by the mutual written consent of both parties hereto. In the event of Rynne's death during the Consulting Period, Rynne will be treated in the same manner as if he were a Tandem employee on the date of his death.

         6. Rynne represents and warrants that he has obtained his current employer's approval of this Consulting Agreement, as evidenced by the Consent attached hereto as Exhibit "B". Rynne agrees that he will obtain the approval of any new Employer(s) in the event that his employment with his current employer is terminated.

         7. During the Consulting Period, Rynne shall operate at all times as an independent contractor of Tandem, and is in no way considered an employee of Tandem. This Agreement does not authorize Rynne to act for Tandem as its agent or to make commitments on behalf of Tandem. Tandem shall not withhold payroll taxes, and Rynne shall not be covered by health, life, disability, or worker's compensation insurance of Tandem.

         8. Neither Tandem nor Rynne shall disclose the existence of this Agreement, or any of its terms, except as necessary to obtain professional advice regarding the operation of the Agreement and its tax consequences and as required under this Agreement.

         9. In further consideration of the undertakings described in this Agreement, Rynne, on behalf of himself and his representatives, successors, heirs and assigns, hereby completely releases and forever discharges Tandem, all affiliated and subsidiary corporations, and their past and present officers, representatives, agents, directors, employees, attorneys, predecessors, successors and assigns, from all claims, rights, demands, obligations and causes of action of any and every kind nature and character, known or unknown, which Rynne may now have, or has ever had, including, but not limited to, those claims arising from or in any way connected with Rynne's employment with Tandem or his resignation therefrom. This Release expressly extends to: (1) any claim for wrongful discharge and any other claims relating to any contracts, express or implied, or any covenant of good faith and fair dealing, express or implied; (2) any claim for harassment or infliction of emotional distress; (3) any claims for defamation, misrepresentation, battery or any other tort; (4) any claims under any federal, state or municipal statute or ordinance; (5) any claims under the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Older Workers' Benefit Protection Act, the California Labor Code, and any other laws and regulations relating to discrimination; and (6) any and all claims for attorneys' fees and costs.

         10. Rynne has been informed of Section 1542 of the Civil Code of the State of California, which provides as follows:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         Rynne understands that Section 1542 gives him the right not to release existing claims of which he is not now aware, unless he voluntarily chooses to waive this right. Having been so apprised, he understands that this is a full and final release of all claims known as well as unknown and unanticipated claims, and hereby voluntarily elects to, and does, waive the rights described in Section 1542 and elects to assume all risks for claims that now exist in his favor, known or unknown, including, but not limited to, those claims relating in any way to his employment with Tandem or the termination thereof.

         11. Rynne understands and agrees that, by entering into this Agreement,
(i) he is waiving any rights or claims he might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act; (ii) he has received consideration beyond that to which he was previously entitled; (iii) he has been advised to consult with an attorney before signing this Agreement; and (iv) he has been offered the opportunity to evaluate the terms of this Agreement for not less than twenty-one (21) days prior to his execution of the Agreement. Employee may revoke this Agreement (by written notice to Employer) for a period of seven (7) days after his execution of the Agreement, and it shall become enforceable only upon the expiration of this revocation period without prior revocation by Employee

         12. Rynne hereby acknowledges that he has read and understands the contents and legal effect of this Agreement and that he has affixed his signature hereto voluntarily and without coercion and that he acknowledges that the waivers herein are knowing, conscious, not in reliance upon any representations or promises made by Tandem, other than those contained herein, and with full appreciation that he is forever foreclosed from pursuing the rights so waived.

         13. Should any part, term or provision of this Agreement be declared or determined by a court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

         14. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties.

         15. This Agreement represents and constitutes the entire agreement between the parties, may only be amended in writing signed by both parties, and supersedes all prior agreements and understandings with respect to the matters covered by this Agreement. The parties agree that the terms of this Agreement represent the final expression of their agreement with respect to Rynne's separation from employment from Tandem and that this Agreement may not be contradicted by any prior or contemporaneous writing or agreement.

         16. This Agreement shall be governed by the laws of the State of California.

         17. This Agreement may be executed in counterparts and by facsimile signature with the same force and effect as if all original signatures were set forth in a single document.


Tandem Computers Incorporated

By   /s/ Josephine T. Parry                        /s/ David J. Rynne
  --------------------------------                 ----------------------------
                                                   David J. Rynne
Its  General Counsel and Secretary
   -------------------------------                 Date   February 20, 1997
                                                       ------------------------

Date   February 21, 1997
    ------------------------------

                                    EXHIBIT A

                            VESTING CALCULATION SHEET


Employee:         David J. Rynne
Employee #:       5268


                                                                Number of Vested
                                                   Total             Options
Option ID   Effective Date     Option Price    Granted Shares     as of 1/31/97
---------   --------------     ------------    --------------     -------------

   007         12/09/88           16.750             5,970             5,970

   008         12/09/88           16.750            10,000            10,000

   019         12/09/88           16.750             9,030             9,030

   033         03/08/96           15.000            40,000             9,014

   034         03/08/96           18.750            40,000             9,014

   035         03/08/96           23.500            40,000             9,014

Totals                                             145,000            52,042

                                    EXHIBIT B

                                 ACKNOWLEDGMENT


         By this signature below, Bay Networks Inc. ("Bay") acknowledges that David J. Rynne ("Rynne"), a Bay employee, has disclosed his intent to provide consulting services to Tandem Computers Incorporated ("Tandem") on a limited basis for a period of twelve (12) months. Under the terms disclosed to Bay, Bay acknowledges that such consultancy does not present a conflict of interest and consents to Rynne providing such consultant services to Tandem for the period of the Consulting Agreement.

Date     1/31/97
     --------------                      BAY NETWORKS INC.



                                         By      /s/ David L. House
                                             ----------------------------------
                                                     David L. House

                                         Its
                                             ----------------------------------


                                       B-1